Exhibit 5.1

April 18, 2011

Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, CA 94080

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance by Cytokinetics, Incorporated, a Delaware corporation (the “Company”), of up to 5,300,000 shares of the Company’s common stock, par value $0.001 (the “Common Shares”), 8,070 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 (the “Preferred Shares” and together with the Common Shares, the “Shares”) and warrants to purchase 6,685,000 shares of the Company’s common stock (the “Warrants” and collectively with the Shares, the “Securities”) pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-155259) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus dated November 19, 2008 included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). All of the Securities are to be issued and sold by the Company as described in the Registration Statement and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have assumed that the Certificate of Designation for the Company’s Series A Convertible Preferred Stock, par value $0.001, shall have been filed with the Secretary of State of Delaware.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) the common stock issuable upon the conversion of the Preferred Shares, when issued upon the conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, (iii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as described in the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iv) the common stock issuable upon the exercise of the Warrants, when issued upon the exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.

Very truly yours,

Cooley llp

By:	/s/ Michael E. Tenta

Michael E. Tenta